charles .
SCHWAB .




INVESTMENT MANAGEMENT


Laudus Funds -Sub-Adviser Affiliated Transactions Certification

Sub-Adviser:  American Century Investment Management, Inc.
Fund:  Laudus International MarketMasters  Fund
Period:  Quarter Ended December 31,2016



Has the Fund conducted the following affiliated transactions during the Period?


							Yes/No


Cross Trades  (Rule 17a-7)
No



Transactions with Brokerage Affiliates (Rule 17e-1)
	No



Affiliated Underwritings  (Rule 1Of-3)
Yes



If "Yes" was answered to any of the questions above, complete and submit the respective affiliated transaction certification.



I certify to the best of my knowledge, on behalf of the Sub-Adviser, that for the Period the Sub-Adviser has reported to Charles Schwab Investment Management and the Laudus Funds Board of Trustees, all affiliated transactions conducted for the Fund during the Period.




s
Amy Shelton
Printed name
Chief Compliance Officer
Title

January 10, 2017
Date

charles
SCHWAB




INVESTMENT MANAGEMENT


Laudus Funds-  Sub-Adviser Affiliated Underwriting Certification (Rule 10f-3)

Sub-Adviser:  American  Century Investment Management, Inc.
Fund:  Laudus International MarketMasters Fund
Period:  Quarter Ended December 31,2016


					Transaction Information

Name of Security:
Kyushu Railway Co.

CUSIP/ISIN:
				JP3247010006

Total Offering (USD):
			$ 4,004,427,972

Total Purchased (USD):
$ 523,078

Price/Unit (USD):
			$ 25.028

Trade date:
				10/17/16

Purchased from:
MorQan Stanle_y & Co. International plc


Other syndicate members (list names): J.P. Morgan Securities plc, Nomura International pic, Goldman Sachs International, Citigroup Global Markets Limited, Daiwa Capital Markets Europe Limited, Merrill Lynch International, Mizuho International pic, SMBC Nikko Capital Markets Limited, UBS AG, London Branch, Credit Suisse (Hong Kong) Limited



I certify to the best of my knowledge, on behalf of the Sub-Adviser, that for the Period the transactions listed above were made in compliance with the Rule
1Of-3 Procedures approved  by the Laudus Funds' Board of Trustees.




Printed name

Chief Compliance Officer
Title

 January 10, 2017 	 Date

1 The certification from Nomura provided allows Nomura to receive a part of the spread of every security sold, including securities in the pool, pursuant to SEC No-ActionLetter (Hatteras, 1983).